Exhibit 99.1

Black Ridge Oil & Gas Announces 2013 Fourth Quarter and Full Year Results

Pro Forma Q4 2013 Production of 482 Boe/d

PV10% of Proved Reserves of $74.4 million, Up 166% over $27.9 million in 2012

Annual Adjusted EBITDA from Oil and Gas Operations Up 126% to $5.5 Million

Annual Revenue up 51% to $9.1 Million

MINNETONKA, Minn., March 27, 2014 - Black Ridge Oil & Gas, Inc. ("the Company") (OTCQB: ANFC), a growth-oriented exploration and production company focused on non-operated Bakken and Three Forks properties, today announced financial and operating results for the three months and year ended December 31, 2013.

Full Year 2013 Company Highlights

•	Increased annual production 47% from 2012 to 108.8 thousand barrels of oil equivalent (“MBoe”), an average of approximately 298 barrels of oil equivalent per day (“Boe/d”)
•	Increased annual revenue 51% to $9.1 million from $6.0 million in 2012
•	Increased total proved reserves, as determined by Netherland, Sewell & Associates, Inc., to 4.5 million Boe, an increase of 90% from 2012
•	Increased pre-tax PV10% of the total proved reserves as of December 31, 2013 to $74.4 million, an increase of 166% from 2012
•	Exited 2013 with production from 153 gross (4.87 net) wells, up from 66 gross (2.30 net) at the end of 2012, an increase of 112% on a net well basis
•	Recorded $5.5 million of adjusted EBITDA from oil and gas operations (excluding net settlement income), an increase of 126% from $2.4 million in 2012

Fourth Quarter 2013 Company Highlights

•	Increased quarterly production to 32.9 MBoe, an average of 358 MBoe/d, representing a 61% increase over the fourth quarter of 2012 and a 16% increase over the third quarter of 2013
•	Pro forma fourth quarter production including the Corral Creek acquisition, which closed on December 13, 2013, averaged 482 Boe/d
•	Increased revenue to $2.5 million, a 48% increase from the fourth quarter of 2012
•	Completed or acquired 61 gross (1.65 net) wells during the quarter

Corral Creek Acquisition

As previously disclosed, the Company closed on the Corral Creek acquisition on December 13, 2013. The year-end financial information provided herein by the Company reflects the impact of the acquired assets from the closing date to December 31, 2013 (19 days).

Management Comment

Ken DeCubellis, Black Ridge’s CEO, commented, “The Company had an outstanding year in 2013. We successfully executed on our key initiatives of acquiring high quality, core Bakken acreage with near-term development and securing financing to execute our aggressive growth plan. Looking ahead to 2014, we are encouraged by early results from both our Stockyard Creek and Corral Creek prospects and expect these assets to drive robust production growth in 2014 and beyond.”

1

Year-End 2013 Results

For the full year 2013, Company production increased to 108.8 Mboe, an average of 298 Boe/d, representing a 47% increase over 2012 production of 73.9 MBoe. Revenues were $9.1 million, compared to $6.0 million in 2012, an increase of 51%. The increase in production and revenues was due to the completion or purchase of an additional 87 gross (2.57 net) wells in 2013.

During 2013, the Company realized an average price of $89.58 per Bbl of oil compared to an average price of $83.27 per Bbl of oil in 2012. The Company’s production was comprised of 92% oil and 8% natural gas and natural gas liquids in 2013 on a Boe basis.

Lease operating expenses for 2013 were $1.1 million, or $10.53 per Boe, compared to $650 thousand, or $8.79 per Boe, for 2012.

General and administrative expenses (“G&A”) for 2013 were $2.3 million, or $21.14 per Boe, compared to $3.5 million, or $47.75 per Boe for 2012. Cash G&A (non-GAAP, excludes stock-based compensation expense) was $1.7 million, or $15.22 per Boe for 2013 compared to $2.2 million, or $30.33 per Boe for 2012. Included in the 2012 G&A expenses were one-time legal costs of $371 thousand associated with litigation settlement activity.

The Company recorded $5.5 million of adjusted EBITDA from oil and gas operations (excluding net settlement income) in 2013, representing an increase of 126% from $2.4 million in 2012. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation in this release for additional information about this measure.

Fourth Quarter 2013 Results

During the fourth quarter of 2013, Company production totaled 32.9 Mboe, an average of 358 Boe/d, representing a sequential increase of 16% over third quarter 2013 production of 28.4 Mboe and a year-over-year increase of 61% over 20.4 Mboe in the fourth quarter of 2012. Pro forma for the Corral Creek acquisition that closed December 13, 2013, fourth quarter production averaged 482 Boe/d.

Revenues for the fourth quarter of 2013 were $2.5 million, compared to $1.7 million in the fourth quarter of 2012, an increase of 48%.

Average realized prices for the fourth quarter of 2013, before the effect of commodity derivatives, were $84.24 per Bbl of oil and $5.94 per Mcf of natural gas, compared to $85.15 per Bbl of oil and $5.90 per Mcf of natural gas in the fourth quarter of 2012.

Lease operating expenses for the fourth quarter of 2013 were $333 thousand, or $10.11 per Boe, compared to $222 thousand, or $10.85 per Boe, for the fourth quarter of 2012.

General and administrative expenses (“G&A”) for the fourth quarter of 2013 were $584 thousand, or $17.76 per Boe, compared to $575 thousand, or $28.13 per Boe for the fourth quarter of 2012. Cash G&A (non-GAAP, excludes stock-based compensation expense) was $442 thousand, or $13.44 per Boe for the fourth quarter of 2013 compared to $424 thousand, or $20.75 per Boe for the fourth quarter of 2012.

The Company recorded $1.6 million of adjusted EBITDA from oil and gas operations (excluding net settlement income) in the fourth quarter of 2013, representing an 83% increase over $878 thousand in the fourth quarter of 2012. Adjusted EBITDA is a non-GAAP financial measure. Please refer to the reconciliation in this release for additional information about this measure.

2013 Proved Reserves

As of December 31, 2013, Black Ridge had estimated proved reserves of 4.5 MMBoe, of which 23% were classified as proved developed, and 90% was crude oil. These estimated proved reserves had a pre-tax PV10% value of $74.4 million, a 166% increase over 2012 proved reserves pre-tax PV10% value of $27.9 million. Reserve replacement for the Company in 2013 was 1,980%. The Company's estimated reserves were prepared by its independent reservoir engineering firm, Netherland, Sewell & Associates, Inc.

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Reserve Category	% of Reserves	Oil (MBbls)	Gas (MMcf)	2013 Mboe	2012 Mboe	% Change	2013 PV-10 ($000's)
Proved Developed Producing	22%	895	615	998	509	96%	$32,379
Proved Developed Non-Producing	1%	32	38	38	–	n/a	1,609
Proved Undeveloped	77%	3,147	2,126	3,502	1,875	87%	40,389
Total Proved	100%	4,074	2,779	4,538	2,384	90%	$74,377

____________

(1)

The SEC Pricing Proved Reserves table above values crude oil and natural gas reserve quantities and related discounted future net cash flows as of December 31, 2013 assuming a constant realized price of $88.93 per barrel of crude oil and a constant realized price of $8.25 per Mcf of natural gas. The values presented in both tables above were calculated by Netherland, Sewell & Associates, Inc.

(2)	BOE are computed based on a conversion ratio of one BOE for each barrel of crude oil and one BOE for every 6,000 cubic feet (i.e., 6 Mcf) of natural gas.
(3)

Pre-tax PV10% may be considered a non-GAAP financial measure as defined by the SEC and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable standardized financial measure. Pre-tax PV10% is computed on the same basis as the standardized measure of discounted future net cash flows but without deducting future income taxes. We believe Pre-tax PV10% is a useful measure for investors for evaluating the relative monetary significance of our crude oil and natural gas properties. We further believe investors may utilize our Pre-tax PV10% as a basis for comparison of the relative size and value of our reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. Our management uses this measure when assessing the potential return on investment related to our crude oil and natural gas properties and acquisitions. However, Pre-tax PV10% is not a substitute for the standardized measure of discounted future net cash flows. Our Pre-tax PV10% and the standardized measure of discounted future net cash flows do not purport to present the fair value of our crude oil and natural gas reserves.

Liquidity Position

In August 2013, Black Ridge closed on a $50 million senior secured revolving credit facility and a $75 million second lien term loan facility. The initial capital available to the Company was $32 million, nearly double the availability from the Company’s previous financing. In connection with the December closing of the Corral Creek acquisition, the capital available to the Company was increased to $43 million. As of December 31, 2013, the Company had drawn $33 million from these facilities.

Black Ridge expects to continue to use these two new facilities as well as cash flow from operations to accelerate the growth of the Company’s footprint in the Bakken and Three Forks trends through potential working interest and/or leasehold purchases and development of wells on the Company’s existing leases.

Operational Update

As of December 31, 2013, the Company owned interests in 153 gross (4.87 net) producing wells. Additionally, the Company owned interest in 55 gross (1.40 net) wells that were preparing to drill, drilling, awaiting completion, or completing (“drilling”) as of December 31, 2013. A full list of producing and “drilling” wells is available at www.blackridgeoil.com.

As of December 31, 2013, the Company controlled approximately 10,000 net acres prospective for the Bakken and Three Forks formations. Additionally, the Company controlled approximately 4,200 net acres in southeastern Dunn County that do not appear to hold commercially economic reserve quantities and their respective leases will not be renewed or extended upon expiration in the first half of 2014.

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Producing Wells

The following table sets forth wells in which Black Ridge holds a participating interest that were completed or acquired during the quarter ending December 31, 2013.

Well	Operator	Location	WI(1)
Gorhman 14-31TFH	Burlington Resources	Dunn, ND	0.193
Gorhman 24-31MBH	Burlington Resources	Dunn, ND	0.193
Rogers-Federal #1-15	XTO Energy	Williams, ND	0.183
Peter 4-2H	SM Energy	Divide, ND	0.125
Teton 21-3H	Burlington Resources	McKenzie, ND	0.125
Charlotte #1-12-1H	Mountain Divide	Divide, ND	0.083
Lincoln USA 16-1H	Marathon	Dunn, ND	0.064
Raymond 1-21AH	Continental	Williams, ND	0.043
Metz 6094 13-1H	Oasis	Burke, ND	0.040
Halliday 1-11-2H 1	Hunt	Dunn, ND	0.031
Halliday 2-11-2H	Hunt	Dunn, ND	0.031
Halliday 3-11-2H	Hunt	Dunn, ND	0.031
Hansen Ranch 14-10H	Marathon	Dunn, ND	0.031
Hansen Ranch 34-10TFH	Marathon	Dunn, ND	0.031
Hansen Ranch USA 44-10H	Marathon	Dunn, ND	0.031
Hansen Ranch USA 44-10TFH	Marathon	Dunn, ND	0.031
Margaret 5-8 #4H	Statoil	McKenzie, ND	0.020
Margaret 5-8 #6H	Statoil	McKenzie, ND	0.020
Little Muddy 11H	Triangle	Williams, ND	0.009
Little Muddy 13H	Triangle	Williams, ND	0.009
CCU Audubon 41-27H	Burlington Resources	Dunn, ND	0.008
CCU Bison Point 14-34H	Burlington Resources	Dunn, ND	0.008
CCU Bison Point 44-34MBH	Burlington Resources	Dunn, ND	0.008
CCU Bison Point 44-34TFH	Burlington Resources	Dunn, ND	0.008
CCU Boxcar 21-15H	Burlington Resources	Dunn, ND	0.008
CCU Burner 21-26MBH	Burlington Resources	Dunn, ND	0.008
CCU Burner 21-26TFH	Burlington Resources	Dunn, ND	0.008
CCU Burner 41-26H	Burlington Resources	Dunn, ND	0.008
CCU Carol 44-31H	Burlington Resources	Dunn, ND	0.008
CCU Columbian 24-36H	Burlington Resources	Dunn, ND	0.008
CCU Corral Creek 41-28TFH	Burlington Resources	Dunn, ND	0.008
CCU Corral Creek 41-28MBH	Burlington Resources	Dunn, ND	0.008
CCU Corral Creel 34-33H	Burlington Resources	Dunn, ND	0.008
CCU Four Aces 11-16H	Burlington Resources	Dunn, ND	0.008
CCU Four Aces 44-21MBH	Burlington Resources	Dunn, ND	0.008
CCU Four Aces 44-21TFH	Burlington Resources	Dunn, ND	0.008
CCU Golden Creek 24-23MBH	Burlington Resources	Dunn, ND	0.008
CCU Golden Creek 34-23MBH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 14-19MBH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 14-19TFH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 24-19MBH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 24-19TFH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 34-19TFH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 44-19MBH	Burlington Resources	Dunn, ND	0.008
CCU Meriwether 44-19TFH	Burlington Resources	Dunn, ND	0.008
CCU North Coast 11-25H	Burlington Resources	Dunn, ND	0.008
CCU Powell 11-29MBH	Burlington Resources	Dunn, ND	0.008
CCU Powell 11-29TFH	Burlington Resources	Dunn, ND	0.008
CCU Powell 14-32H	Burlington Resources	Dunn, ND	0.008
CCU Powell 21-29MBH	Burlington Resources	Dunn, ND	0.008
CCU Powell 21-29TFH	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 11-30TFH	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 21-30MBH	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 24-31H	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 31-30MBH	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 31-30TFH	Burlington Resources	Dunn, ND	0.008
CCU Prairie Rose 41-30MBH	Burlington Resources	Dunn, ND	0.008
CCU William 14-20H	Burlington Resources	Dunn, ND	0.008
CCU William 24-20MBH	Burlington Resources	Dunn, ND	0.008
CCU William 24-20TFH	Burlington Resources	Dunn, ND	0.008
CCU William 34-20TFH	Burlington Resources	Dunn, ND	0.008

(1)The working interests are based on Black Ridge's internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

4

"Drilling" Wells

The following table sets forth wells in which Black Ridge holds a participating interest that were either preparing to drill, drilling, awaiting completion or completing as of December 31, 2013.

Well	Operator	Location	WI(1)
Coopers 2-15-14HBK	Slawson Exploration	Williams, ND	0.084
Little Creature 1-15-14H	Slawson Exploration	Williams, ND	0.084
Tooheys 4-15-14HBK	Slawson Exploration	Williams, ND	0.084
E Rennerfeldt 1-13H	Slawson Exploration	Williams, ND	0.081
E Rennerfeldt 2-13H	Slawson Exploration	Williams, ND	0.081
Inga Federal 41X-29C	XTO Energy	Dunn, ND	0.079
Inga Federal 41X-29D	XTO Energy	Dunn, ND	0.079
Inga Federal 41X-29H	XTO Energy	Dunn, ND	0.079
Pasternak Trust 157-100-19C-18-2H	Halcon Resources	Williams, ND	0.078
Pasternak Trust 157-100-19C-18-3H	Halcon Resources	Williams, ND	0.078
Billabong 2-13-14HBK	Samson Oil and Gas	Williams, ND	0.075
Blackdog 3-13-14H	Slawson Exploration	Williams, ND	0.075
Duckstein 1-13-14HTF	Slawson Exploration	Williams, ND	0.075
Orlynne 2-3H	SM Energy	Divide, ND	0.055
Margaret 5-8 #3TFH-R	Statoil	McKenzie, ND	0.020
Margaret 5-8 #5TFH	Statoil	McKenzie, ND	0.020
Moline 157-100-20D-17-2H	Halcon Resources	Williams, ND	0.016
Moline 157-100-20D-17-3H	Halcon Resources	Williams, ND	0.016
Amy 2-5H1	Continental	Stark, ND	0.015
Miller 157-101-12D-1-2H	Halcon Resources	Williams, ND	0.011
Miller 157-101-12D-1-3H	Halcon Resources	Williams, ND	0.011
Miller 157-101-12D-1-4H	Halcon Resources	Williams, ND	0.011
CCU Burner 41-26MBH	Burlington Resources	Dunn, ND	0.008
CCU Burner 41-26TFH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 14-36TFH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 24-36TFH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 33-1MBH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 33-1TFH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 43-1MBH	Burlington Resources	Dunn, ND	0.008
CCU Columbian 43-1TFH	Burlington Resources	Dunn, ND	0.008
CCU Corral Creek 11-28TFH	Burlington Resources	Dunn, ND	0.008
CCU Four Aces 14-21TFH	Burlington Resources	Dunn, ND	0.008
CCU Mainstreeter 14-24TFH	Burlington Resources	Dunn, ND	0.008
CCU North Coast 11-25TFH	Burlington Resources	Dunn, ND	0.008
CCU Powell 31-29MBH	Burlington Resources	Dunn, ND	0.008
CCU Powell 41-29MBH	Burlington Resources	Dunn, ND	0.008
CCU Powell 41-29TFH	Burlington Resources	Dunn, ND	0.008
CCU William 14-20MBH	Burlington Resources	Dunn, ND	0.008
CCU William 14-20TFH	Burlington Resources	Dunn, ND	0.008
CCU William 34-20MBH	Burlington Resources	Dunn, ND	0.008
CCU William 44-20MBH	Burlington Resources	Dunn, ND	0.008
CCU William 44-20TFH	Burlington Resources	Dunn, ND	0.008
Kelter 7-12H3	Oasis	Williams, ND	0.004
Kelter 7-1H2	Oasis	Williams, ND	0.004
Kelter 7-1HTF3	Oasis	Williams, ND	0.004
Kelter 7-6HTF	Oasis	Williams, ND	0.004
Kelter 7-6HTF2	Oasis	Williams, ND	0.004
Archer 14-25TFH	Burlington Resources	McKenzie, ND	0.002
Archer 24-25MBH	Burlington Resources	McKenzie, ND	0.002
Archer 24-25TFH	Burlington Resources	McKenzie, ND	0.002
Archer 34-25TFH	Burlington Resources	McKenzie, ND	0.002
Archer 44-25MBH	Burlington Resources	McKenzie, ND	0.002
Archer 44-25TFH	Burlington Resources	McKenzie, ND	0.002
P Scanlan 153-98-16-9-5-12H	Kodiak	Williams, ND	0.001
P Scanlan 153-98-16-9-5-5H	Kodiak	Williams, ND	0.001

(1)The working interests are based on Black Ridge's internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

5

Hedging Update

The following table reflects the weighted average price of open commodity swap derivative contracts as of December 31, 2013, by year with associated volumes.

Weighted Average Price of

Open Commodity Swap Contracts

		Weighted
	Volumes	Average
Year	(Bbl)	Price (WTI)
2014	84,000	$93.95
2015	24,000	$88.28

In addition to the open commodity swap contracts, we have entered into costless collar contracts. The costless collars are used to establish floor and ceiling prices on anticipated crude oil production. There were no premiums paid or received by us related to the costless collar contracts. The following table reflects open costless collar contracts as of December 31, 2013.

	Oil	Floor/Ceiling
Term	(Barrels)	Price (WTI)	Basis
Costless Collars – Crude Oil
01/01/2015 – 12/31/2015	36,000	$75.00/$95.60	NYMEX
01/01/2016 – 06/30/2016	10,002	$80.00/$89.50	NYMEX

Adjusted Net Income (Loss) and Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted Net Income (Loss) and Adjusted EBITDA. We define Adjusted Net Income (Loss) as net income excluding settlement income, net of settlement expenses, and tax. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, and (v) non-cash expenses relating to share based payments recognized under ASC Topic 718. We believe the use of non-GAAP financial measures provides useful information to investors regarding our current financial performance; however, Adjusted Net Income (Loss) and Adjusted EBITDA do not represent, and should not be considered alternatives to GAAP measurements. We believe these measures are useful in evaluating our fundamental core operating performance. Specifically, we believe the non-GAAP Adjusted Net Income (Loss) and Adjusted EBITDA results provide useful information to both management and investors by excluding certain income and expenses that our management believes are not indicative of our core operating results. Although we use Adjusted Net Income (Loss) and Adjusted EBITDA to manage our business, including the preparation of our annual operating budget and financial projections, we believe that non-GAAP financial measures have limitations and do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of Adjusted Net Income (Loss) and Adjusted EBITDA to Net Income, GAAP, are included below:

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Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$(195,508)	$2,934,202	$(402,659)	$4,911,410
Subtract:
Settlement income, net of tax (a)	(227,505)	(3,078,252)	(227,505)	(6,355,895)
Adjusted net income (loss)	$(423,013)	$(144,050)	$(630,164)	$(1,444,485)

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,789,225
Weighted average common shares outstanding - fully diluted	47,979,990	48,220,062	47,979,990	48,061,239

Net income (loss) per common share - basic	$(0.00)	$0.06	$(0.01)	$0.10
Subtract:
Settlement income per common share, net of tax	(0.00)	(0.06)	(0.00)	(0.13)
Adjusted net income (loss) per common share - basic	$(0.01)	$(0.00)	$(0.01)	$(0.03)

Net income (loss) per common share - fully diluted	$(0.00)	$0.06	$(0.01)	$0.10
Subtract:
Settlement income per common share, net of tax	(0.00)	(0.06)	(0.00)	(0.13)
Adjusted net income (loss) per common share - fully diluted	$(0.01)	$(0.00)	$(0.01)	$(0.03)

(a) Adjusted to reflect tax expense, computed based on our effective tax rates of approximately 37% in 2013 and 43% in 2012, of $134,000 and $2,323,000, respectively, for the three months ended December 31, 2013 and 2012 and $134,000 and $4,790,000, respectively, for the years ended December 31, 2013 and 2012.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$(195,508)	$2,934,202	$(402,659)	$4,911,410
Add back:
Interest expense, net, excluding amortization of warrant based financing costs	706,231	377,472	2,072,129	873,754
Income tax provision	(83,442)	2,089,971	(698,851)	3,720,601
Depreciation, depletion, and amortization	1,078,394	715,540	3,729,157	2,467,688
Accretion of abandonment liability	4,245	1,213	9,019	4,557
Common stock issued for terminated oil and gas acquisition	–	–	–	438,539
Share-based compensation	292,662	161,023	951,639	1,167,561
Unrealized loss on derivatives	167,451	–	213,676	–

Adjusted EBITDA	$1,970,033	$6,279,421	$5,874,110	$13,584,110

Our adjusted EBITDA includes settlement income, net of settlement expenses, of $361,505 and $5,401,252 for the three months ended December 31, 2013 and 2012, respectively, and $361,505 and $11,145,895 for the years ended December 31, 2013 and 2012, respectively.

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BLACK RIDGE OIL & GAS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$1,150,347	$1,417,340
Accounts receivable	1,905,467	856,233
Settlement receivable	–	2,500,000
Advances to operators	1,214,662	1,350,295
Prepaid expenses	26,142	47,155
Total current assets	4,296,618	6,171,023

Property and equipment:
Oil and natural gas properties, full cost method of accounting
Proved properties	79,361,432	35,248,983
Unproved properties	2,798,795	9,055,513
Other property and equipment	115,482	85,917
Total property and equipment	82,275,709	44,390,413
Less, accumulated depreciation, amortization, depletion and allowance for impairment	(9,513,434)	(5,793,184)
Total property and equipment, net	72,762,275	38,597,229

Debt issuance costs, net	772,883	657,702

Total assets	$77,831,776	$45,425,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,453,709	$2,953,526
Settlement payable	–	160,000
Settlement accounts payable, related party	–	116,234
Accrued expenses	4,813	61,666
Current portion of derivative instruments	139,065	–
Total current liabilities	8,597,587	3,291,426

Derivative instruments	74,611	–
Asset retirement obligations	160,665	67,145
Revolving credit facilities and long term debt, net of discounts of $2,645,582 and $-0-, respectively	30,556,301	5,748,844
Deferred tax liability	4,033,845	4,732,696

Total liabilities	43,423,009	13,840,111

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 47,979,990 shares issued and outstanding	47,980	47,980
Additional paid-in capital	33,072,795	29,847,212
Retained earnings	1,287,992	1,690,651
Total stockholders' equity	34,408,767	31,585,843

Total liabilities and stockholders' equity	$77,831,776	$45,425,954

8

BLACK RIDGE OIL & GAS, INC.

STATEMENTS OF OPERATIONS

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2013	2012	2013	2012

Oil and gas sales	$2,601,716	$1,690,079	$9,276,656	$6,022,540
Gain on settled derivatives	74,666	–	53,482	–
Losses on the mark-to-market of derivative instruments	(167,451)	–	(213,676)	–
Total revenues	$2,508,931	$1,690,079	$9,116,462	$6,022,540

Operating expenses:
Production expenses	332,663	221,927	1,145,686	649,603
Production taxes	292,921	165,792	1,015,907	692,527
General and administrative	584,470	575,126	2,299,757	3,530,643
Depletion of oil and gas properties	1,071,847	709,729	3,705,156	2,443,482
Accretion of discount on asset retirement obligations	4,245	1,213	9,019	4,557
Depreciation and amortization	6,547	5,811	24,001	24,206
Total operating expenses	2,292,693	1,679,598	8,199,526	7,345,018

Net operating income (loss)	216,238	10,481	916,936	(1,322,478)

Other income (expense):
Interest income	67	1,421	408	1,872
Interest (expense)	(856,760)	(388,981)	(2,380,359)	(1,193,278)
Settlement income	380,982	9,000,000	380,982	17,020,759
Settlement expense	(19,477)	(3,598,748)	(19,477)	(5,874,864)
Total other income (expense)	(495,188)	5,013,692	(2,018,446)	9,954,489

Income (loss) before provision for income taxes	(278,950)	5,024,173	(1,101,510)	8,632,011

Provision for income taxes	83,442	(2,089,971)	698,851	(3,720,601)

Net income (loss)	$(195,508)	$2,934,202	$(402,659)	$4,911,410

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,789,225
Weighted average common shares outstanding - fully diluted	47,979,990	48,220,062	47,979,990	48,061,239

Net income (loss) per common share - basic	$(0.00)	$0.06	$(0.01)	$0.10
Net income (loss) per common share - fully diluted	$(0.00)	$0.06	$(0.01)	$0.10

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BLACK RIDGE OIL & GAS, INC.

STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(402,659)	$4,911,410
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion of oil and gas properties	3,705,156	2,443,482
Depreciation and amortization	24,001	24,206
Amortization of debt issuance costs	749,920	190,580
Accretion of discount on asset retirement obligations	9,019	4,557
Losses on the mark-to-market of derivative instruments	213,676	–
Accrued payment in kind interest applied to long term debt	201,883	–
Amortization of original issue discount on debt	28,362	–
Amortization of debt discounts, warrants	199,632	–
Common stock issued for terminated oil and gas acquisition	–	438,539
Common stock warrants granted as financing costs	108,190	271,933
Common stock warrants granted as financing costs, related party	–	45,719
Common stock options issued to employees	643,817	849,909
Deferred income taxes	(698,851)	3,720,601
Decrease (increase) in current assets:
Accounts receivable	(1,049,234)	(183,230)
Settlement receivable	2,500,000	(2,500,000)
Prepaid expenses	21,013	(6,556)
Contingent consideration receivable	–	6,008,602
Increase (decrease) in current liabilities:
Accounts payable	164,527	119,610
Accounts payable, related parties	–	(9,206)
Settlement payable	(160,000)	160,000
Settlement payable, related parties	(116,234)	116,234
Accrued expenses	(56,853)	61,666
Royalties payable, related party	–	(300,431)
Net cash provided by operating activities	6,085,365	16,367,625

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	608,387	1,893,649
Purchases of oil and gas properties and development capital expenditures	(32,025,724)	(21,213,070)
Advances to operators	(882,604)	(1,977,188)
Purchases of other property and equipment	(38,472)	(7,428)
Net cash used in investing activities	(32,338,413)	(21,304,037)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facilities and long term debt	41,150,000	16,350,000
Repayments on revolving credit facilities	(14,298,844)	(10,601,156)
Debt issuance costs paid	(865,101)	(796,233)
Net cash provided by financing activities	25,986,055	4,952,611

NET CHANGE IN CASH	(266,993)	16,199
CASH AT BEGINNING OF PERIOD	1,417,340	1,401,141
CASH AT END OF PERIOD	$1,150,347	$1,417,340

SUPPLEMENTAL INFORMATION:
Interest paid	$1,104,688	$667,917
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net change in accounts payable for purchase of oil and gas properties	$5,335,656	$195,995
Advances to operators received in swap for oil and gas properties	$(1,200,000)	$–
Advances to operators applied to development of oil and gas properties	$2,218,237	$626,893
Capitalized asset retirement costs, net of revision in estimate	$84,501	$58,688
Liabilities relieved to additional paid-in capital	$–	$183,015
Fair value of detachable warrants granted in consideration of debt financing	$2,473,576	$–

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Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas is an oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact

Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer
952-426-1241

Brenda Blume, Director of Investor and Public Relations

952-582-4303

www.blackridgeoil.com

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